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                                                                 Exhibit 10.3

                                    COLLEGIS, Inc.
                             2300 Maitland Center Parkway
                                      Suite 340
                               Maitland, Florida 32751


                                     May 1, 1998


Robert E. Lund

Dear Bob:

          The purpose of this letter is to set forth certain understandings with respect to your employment with COLLEGIS, Inc. (the "Company").

          1. You will be employed on an "at will" basis as Vice Chairman of the Company effective as of May 1, 1998. In such capacity you will receive an annual base salary of $187,500 and be entitled to participate in the senior executive performance incentive plans on a basis comparable to the other senior executives of the Company. You and your dependents will also be entitled to participate in the medical and life insurance plans and programs on the same basis as other senior executives of the Company. The Company will coordinate with Premier Systems Integrators, L.L.C. to make sure you do not suffer a "gap" in medical insurance coverage.

          2. You and the Company will agree upon your duties and responsibilities to the Company. You agree that you will devote your full business time to your duties and responsibilities to the Company.

          3. You will be elected to the Board of Directors of the Company and become a member of the Executive Committee effective as of May 1, 1998.

          4. You will be entitled to purchase from the Company 65,000 shares of Series B Common Stock of the Company for a purchase price of $4.00 per share, simultaneously with the execution of this letter agreement. You acknowledge that these shares (a) have not been registered under the Securities Act of 1933, as amended (the "Act") and may only be sold pursuant to registration statement filed pursuant to the Act or if a valid exemption from registration under the Act is available for resale; and (b) are being sold to you in reliance upon your being an "accredited investor" and your representation that you are acquiring these shares for investment and not with a view toward distribution thereof. You acknowledge that the shares may be legended to reflect the foregoing.


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          5.   You will also be granted stock options under the Company's
Employee Stock Option Plan ("Plan") in the amounts and pursuant to the terms set forth below, as well as subject to such other terms required by the Plan (to the extent not inconsistent with the following):

          (a) 90,000 shares of Series B Common Stock at an exercise price of $4.00 per share all of which shall be vested upon the grant date; and

          (b) 270,000 shares of Series B Common Stock at an exercise price of $4.00 per share vesting 25% per year, and vesting shall not be accelerated upon a "fundamental change" or "stock sale" (as those terms are defined in the Plan) or an initial public offering by the Company which occurs prior to full vesting.

          6. In the event of a "fundamental change" or a "stock sale" after the second anniversary of your employment with the Company, the Company will require the acquiring company to agree that if the acquiring company terminates your employment within 6 months after such transaction than you shall receive a severance payment (in addition to any other benefits you may be entitled to) equal to one-half of your then annual base salary.

          7. The Company agrees that so long as you are employed with the Company and your permanent residence is not the Orlando, Florida area the Company shall pay to you each month an amount (as you and the Company shall hereafter agree upon after investigation of the various costs involved) as reimbursement for temporary living expenses in Orlando. This amount will be paid to you on the first day of each month.

          8. This Agreement may be amended, modified or supplemented only by a duly authorized and executed written agreement of each of the parties hereto.

          9. THE VALIDITY AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY THE LAWS OF THE STATE OF ILLINOIS, EXCLUDING THE "CONFLICT OF LAWS" PROVISIONS OF THE STATE OF ILLINOIS.

          10. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. This Agreement and the obligations created hereunder may not be assigned by you.

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          If this is acceptable, please execute this letter in the space provided below.

                                   COLLEGIS, INC.

                                   By:
                                      ------------------------------

                                   Title:
                                         ---------------------------


          Agreed to as of the 1st day of May, 1998.


                                      /s/ Robert E. Lund
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                                        Robert E. Lund